CONSULTING AGREEMENT-GERMAN SPEAKING COUNTRIES

FOR BUSINESS PROMOTION AND RELATED SERVICES

This consulting agreement is made this 24th day of April, 2006, by and between Golden Patriot Corp  (GOLDEN) a Nevada  corporation with offices at 1140 Reckson Plaza, Uniondale, New York, USA 11556,  and Global Capital Group, Ltd. (GLOBAL), a District of Columbia Corporation, with offices at 249 South Van Dorn St. Suite 208, Alexandria, Virginia, USA, 22304.

WHEREAS, GOLDEN is in the business of  exploration, development,  and exploitation of gold bearing mineral properties in Nevada and uranium bearing mineral properties Arizona, and,

WHEREAS, GOLDEN  desires to retain GLOBAL to provide consulting services regarding the development of general awareness and knowledge in the European business and financial communities, including, but not limited to, those communities fluent in the German language, regarding the business and operations of GOLDEN, and,

WHEREAS, GLOBAL is in the business of consulting with businesses similar to GOLDEN regarding the development of such awareness and knowledge, and,

WHEREAS, GLOBAL has the experience and personnel necessary and appropriate to develop such awareness and knowledge, and,

WHEREAS, GLOBAL has those resources and support facilities in Germany to provide the consulting services contemplated by this agreement, and,

WHEREAS, GLOBAL and GOLDEN, and each of them, desire to enter into a consulting relationship with and each other, on the terms and subject to the conditions specified in this agreement,

NOW, THEREFORE, the parties hereto, intending to be legally obligated, hereby covenant and agree as follows:

NOTE - All dollar amounts specified in this agreement are in United States Dollars.

1) NATURE OF SERVICES TO BE PROVIDED BY GLOBAL

GLOBAL shall develop an awareness in those financial and business communities specified above, by introducing GOLDEN and its appropriate representatives and agents to those persons with the influence and resources necessary or appropriate to enhance and augment the reputation of GOLDEN in those communities, including, but not limited to, those persons with particular interests in companies in the business of that of GOLDEN,

Examples of the persons  contemplated above to whom GOLDEN will be introduced by GLOBAL include, but are not necessarily limited to, financial newsletter writers, mining/gold newsletter writers, junior mining research analysts, independent research analysts, and financial  publications, etc.

2) TERM

The term of this agreement will be for 30 days beginning on May 1, 2006.

3) CONSULTING FEE

GOLDEN will pay GLOBAL a consulting fee of $30,000.00 (the “Fee”) due and payable in full upon the execution and delivery of this agreement.

4) EXPENSES

a) TRAVEL EXPENSES

All travel expenses incurred by GLOBAL in  German speaking countries shall be paid by GLOBAL.  GOLDEN shall pay any and all travel expenses incurred by GLOBAL outside  German speaking countries related to services provided by GLOBAL pursuant to this agreement at the request of GOLDEN; provided, however, GLOBAL shall provide to GOLDEN a written estimate of those expenses and GOLDEN shall approve those expenses in writing before they are incurred.

b) OTHER EXPENSES

OFFICE – ADMINISTRATIVE  - MONITORING - REPORTING

Those general and administrative expenses incurred by GLOBAL in connection with the services provided pursuant to this agreement, which expenses include, but are not necessarily limited to, telephone, facsimile machine, overnight mail and similar courier services, document development, internet  board monitoring, monthly reports to GOLDEN shall be paid by GLOBAL.  Website development and maintenance expenses incurred by GLOBAL in connection with those services shall be paid by GOLDEN; provided, however, that GLOBAL shall provide to GOLDEN a written estimate of those expenses and GOLDEN shall approve those expenses in writing before they are incurred.

5) THIRD PARTY FEES

 From the Fee, GLOBAL shall pay $20,000.00 to third parties for services provided by those parties in connection with the services to be provided by GLOBAL pursuant to the provisions of this agreement, which services shall be related to increasing the awareness of GOLDEN in those communities.

Examples of such third parties  include, but are not necessarily limited to, the following:

- Internet newsletter articles

- Research Reports

- Analyst Reports

- Marketing and advertising

- News release dissemination

- Financial website advertising

- Stock market website advertising

- Mining/Gold website advertising

- Bull Board related advertising

6) JURISDICTION

This agreement is construed under the laws of the Commonwealth of Virginia, USA, whose courts will have competent jurisdiction herein.

7) ENTIRE AGREEMENT

The parties agree that this agreement constitutes the entire agreement between the parties regarding the subject matter of this agreement, and that any additions, deletions, addendums, or other changes must be in writing and agreed to by both parties.

8) GLOBAL CONTACT REPRESENTATIVE

The appropriate information for the duly authorized representative of GLOBAL to be contacted for all day to day matters relating to this agreement is:

Michael Adams

Vice President - Europe

Global Capital Group, Ltd

Hugo - Distler - Weg 31

51145 Cologne

Germany

Phone + 49 2203 906 095

Fax      + 49 2203 906 097

Cell      + 49 172 257 7706

michael@globalcap.biz

This consulting agreement is hereby executed on the day and date first written above.

Golden Patriot, Corp.

/s/ Bradley Rudman

Bradley Rudman

President /Director

Global Capital Group, Ltd.

/s/ Norman J. Gross

Norman J. Gross

President